GUARANTY AND COLLATERAL AGREEMENT

GUARANTY AND COLLATERAL AGREEMENT, dated as of July 31, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (together, for purposes of this Agreement, with the Affiliates of such financial institutions or entities that may be parties to Lender Swap Contracts or Cash Management Agreements, the “Lenders”) from time to time parties to the Credit Agreement, dated as of July 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FURMANITE WORLDWIDE, INC. (the “Company”), certain Subsidiaries of the Company (each a “Designated Borrower” and, together with the Company, the “Borrowers”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder and to enter into Lender Swap Contracts and Cash Management Agreements, each Grantor hereby agrees with the Administrative Agent, for itself and for the ratable benefit of the Lenders, as follows:

1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Texas UCC: Accounts, Certificated Security, Equipment, General Intangibles, Instruments, Inventory and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guaranty and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities (including under Lender Swap Contracts and Cash Management Agreements) of any Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Lender Swap Contract or Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Lender Swap Contract, any Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements); provided, however, that with respect to any Guarantor that is a Foreign Obligor, Borrower Obligations shall not include any of the foregoing owing by any Borrower that is not a Foreign Obligor.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Dutch Deed of Pledge”: as defined in Section 3.1.

“FH Shares”: the shares in the capital of Furmanite Holding B.V. described on Schedule 2.

“Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary.

“Furmanite Offshore”: Furmanite Offshore Services, Inc.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2, but excluding the Parallel Debt Obligations as described in Section 3.2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Lender (or, in the case of any Lender Swap Contract or Cash Management Agreement, any Affiliate of any Lender) that are required to be paid by such Guarantor pursuant to the terms of this Agreement, any other Loan Document, any Lender Swap Contract or any Cash Management Agreement).

“Guarantors”: the collective reference to each Grantor other than in its capacity as a Borrower.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to any Borrower or any Subsidiary.

“Investment Property”: the collective reference to all “investment property” as such term is defined in Section 9-102(a)(49) of the Texas UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”).

“Issuers”: the collective reference to each issuer of any Investment Property, Pledged Notes, or Pledged Stock.

“Obligations”: (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Parallel Debt”: as defined in Section 3.2.

“Parallel Debt Obligations”: each liability and obligation for the payment of an amount owed by Furmanite Offshore to the Administrative Agent in its capacity as creditor under the Parallel Debt, as provided in Section 3.2.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the Equity Interests listed on Schedule 2, together with any other             shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any wholly-owned Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be pledged hereunder to secure any Obligations owing by any Person that is not a Foreign Obligor; and provided, further, that in no event shall the Foreign Subsidiary Voting Stock of any Foreign Subsidiary that is directly or indirectly a Subsidiary of Furmanite Holding B.V. be pledged hereunder to secure any Obligations owing by any Person that is not a Foreign Obligor.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Texas UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, Pledged Notes, or Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument and whether or not it has been earned by performance (including, without limitation, any Account).

“Reimbursement Obligation”: the obligation of any Borrower to reimburse the L/C Issuer for amounts drawn under any Letter of Credit.

“Securities Act”: the Securities Act of 1933, as amended.

“Texas UCC”: the Uniform Commercial Code as from time to time in effect in the State of Texas.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

1.2. Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. GUARANTEE

2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for itself and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than its own Borrower Obligations for which it is liable as a Borrower).

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, foreign, state or other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

(e) No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor hereunder to the Administrative Agent, for itself and for the ratable benefit of the Lenders, and each Guarantor shall remain liable to the Administrative Agent, for itself and for the ratable benefit of the Lenders, for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, for itself and for the ratable benefit of the Lenders, by any Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, for itself and for the ratable benefit of the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Borrowers or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the currency in which such payments are due by the applicable Borrower at the Administrative Agent’s Office.

3. GRANT OF SECURITY INTEREST.

3.1. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, together with the FH Shares, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor whether as a Borrower or a Guarantor, and in the case of Furmanite Offshore, for the Parallel Debt Obligations (provided that with respect to any Grantor that is a Foreign Obligor, the Obligations of such Grantor shall not include any obligations or liabilities owing by any Person that is not a Foreign Obligor):

(a) all Accounts;

(b) all Equipment;

(c) all Fixtures;

(d) all General Intangibles, including all Pledged Stock that is a General Intangible;

(e) all Instruments, including all Intercompany Notes;

(f) all Intellectual Property;

(g) all Inventory;

(h) all Investment Property, including all Pledged Stock that is Investment Property, but other than the FH Shares (which shall be subject to the Dutch Deed of Pledge);

(i) all books and records pertaining to the Collateral; and

(j) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest (i) is prohibited by any Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such requirement of Law, (ii) with respect to any General Intangible, constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such General Intangible, except to the extent that such requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iii) covers property of any Grantor that is not organized under the laws of the United States or any state thereof, the United Kingdom, or Australia (other than the Pledged Stock owned by Furmanite Holding B.V. consisting of (A) the shares of Furmanite Australia Pty Ltd, (B) the             shares of Furmanite Limited, and (C) the limited liability company interests of Furmanite Malaysia LLC), or (iv) covers property of any Grantor that is located or taken to be located in the State of New South Wales, Australia for the purposes of the Duties Act 1947 (NSW).

Without limiting the Liens created by this Agreement to the extent that this Agreement is effective to create such Liens under applicable law, it is acknowledged and agreed that additional agreements, instruments, or documents governed by the laws of the United Kingdom, Australia, or the Netherlands are being executed concurrently herewith and will be executed to create Liens in the Collateral and other assets in favor of the Administrative Agent for itself and for the benefit of the Lenders. Furmanite Offshore hereby undertakes on or about the date of this Agreement to execute a notarial deed of pledge between the Administrative Agent, Furmanite Offshore and Furmanite Holding B.V. (the “Dutch Deed of Pledge”) pursuant to which a Dutch right of pledge on the FH Shares is created, in favor of the Administrative Agent and for the ratable benefit of the Lenders, as security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of (i) Furmanite Offshore’s Obligations, to the extent that such Obligations are obligations for the payment of an amount, and (ii) the Parallel Debt Obligations;

3.2. Parallel Debt. The provisions of this Section 3.2 are included in this Agreement in connection with the Dutch right of pledge on the FH Shares pursuant to the Dutch Deed of Pledge.

(a) Furmanite Offshore hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, acting in its own name and on its own behalf and not as agent or security trustee for any Person, amounts equal to the aggregate amount payable by Furmanite Offshore in respect of the Obligations of Furmanite Offshore (the “Parallel Debt”).

(b) The Parallel Debt Obligations will become due and payable (opeisbaar) as and to the extent one or more Obligations of Furmanite Offshore becomes due and payable, without any further notice being required.

(c) Each of the parties hereto hereby acknowledges that: (i) the Parallel Debt constitutes an undertaking, obligation and liability of Furmanite Offshore to the Administrative Agent which is transferable, separate and independent from, and without prejudice to, the Obligations of Furmanite Offshore and (ii) the Parallel Debt Obligations represent the Administrative Agent’s own separate and independent claims to receive payment of the Parallel Debt Obligations from Furmanite Offshore, it being understood that the amount which may become payable by Furmanite Offshore under or pursuant to the Parallel Debt Obligations from time to time shall never exceed the aggregate amount which is payable under the relevant Obligations of Furmanite Offshore from time to time.

(d) For the avoidance of doubt, each of the parties hereto hereby confirms that the claim of the Administrative Agent against Furmanite Offshore in respect of the Parallel Debt Obligations and the claims of any Lender against Furmanite Offshore in respect of the Obligations of Furmanite Offshore payable to such Lender do not constitute common property within the meaning of Article 3:166 of the Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of the Administrative Agent and such claims of any Lender do constitute such common property and such provisions do apply, the parties hereto agree that the Credit Agreement and this Agreement shall constitute the administration agreement within the meaning of Article 3:168 of the Dutch Civil Code.

(e) For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Article 6:16 of the Dutch Civil Code and that Article 6:16 of the Dutch Civil Code shall not apply, and, therefore, the provisions relating to common property within the meaning of Article 3:166 of the Dutch Civil Code shall not apply by analogy to the relationship between the Administrative Agent and any Lender on the one hand and Furmanite Offshore on the other hand.

(f) To the extent the Administrative Agent receives any amount in payment of the Parallel Debt Obligations (the “Received Amount”), the Obligations of Furmanite Offshore shall be reduced by an aggregate amount equal to the Received Amount as if the Received Amount was received as a payment of the Obligations of Furmanite Offshore.

4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder and to enter into Lender Swap Contracts and Cash Management Agreements, each Grantor hereby represents and warrants to the Administrative Agent, for itself and for the ratable benefit of the Lenders, that:

4.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for itself and for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for itself and for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. The Administrative Agent understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) and other filings and other actions required by the laws of the United Kingdom, Australia, or the Netherlands, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor’s Obligations and, further, in the case of Furmanite Offshore, for the Parallel Debt Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.3. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

4.4. Inventory and Equipment. On the date hereof, (a) the Inventory and the Equipment are kept at the locations listed on Schedule 5 and (b) no Collateral is located outside the United States, the United Kingdom, Australia, or the Netherlands, or is in the possession of any lessor, bailee, warehouseman or consignee, except as listed on Schedule 5.

4.5. Investment Property.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock that secures any Obligations owing by any Person that is not a Foreign Obligor, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Each of the Intercompany Notes is unsecured.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property, Pledged Notes, and Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Dutch Deed of Pledge, and the other Liens permitted to exist on the Collateral by the Credit Agreement and/or any other Loan Document.

4.6. Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Administrative Agent.

(b) None of the obligors on any Receivables is a Governmental Authority.

(c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will, to the best of such Grantor’s knowledge at such times, be accurate.

4.7. Intellectual Property.

(a) Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property owned by such Grantor, or, to the knowledge of such Grantor with respect to Intellectual Property licensed by such Grantor, is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(d) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any (A) Intellectual Property owned by such Grantor, (B) such Grantor’s ownership interest therein, or (C) to the knowledge of such Grantor, Intellectual Property licensed by such Grantor, or (ii) which would affect the value of any Intellectual Property, in each case that could reasonably be expected to have a Material Adverse Effect.

5. COVENANTS. Each Grantor covenants and agrees with the Administrative Agent, for itself and for the ratable benefit of the Lenders, that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1. Delivery of Instruments and Certificated Securities. If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall, to the extent permitted under applicable Law, be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2. Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment subject hereto against loss by fire, explosion, theft and such other casualties as is required by the Credit Agreement and (ii) insuring such Grantor and the Administrative Agent, for itself and for the ratable benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in localities where the respective Grantors operate.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or loss payee.

5.3. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral.

5.4. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as, except as otherwise provided herein, a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will, to the extent permitted under applicable Law, promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code or other similar laws) with respect thereto.

5.5. Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (b) change its name.

5.6. Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.7. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall, to the extent permitted under applicable Law, accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property, Pledged Notes, or Pledged Stock upon the liquidation or dissolution of any Issuer shall, to the extent permitted under applicable Law, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and, in the case of Furmanite Offshore, for the Parallel Debt Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, Pledged Notes, or Pledged Stock, or any property shall be distributed upon or with respect to the Investment Property         , Pledged Notes, or Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, to the extent permitted under applicable Law, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and, in the case of Furmanite Offshore, for the Parallel Debt Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property, Pledged Notes, or Pledged Stock shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations and, in the case of Furmanite Offshore, for the Parallel Debt Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property, Pledged Notes, Pledged Stock, or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property, Pledged Notes, Pledged Stock, or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement or any other Loan Document and (iv) enter into any agreement or undertaking (other than this Agreement, the Credit Agreement or any other Loan Document) restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property Pledged Notes, Pledged Stock, or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it has consented to and will be bound by the terms of this Agreement relating to the Investment Property, Pledged Notes, and Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property, Pledged Notes, and Pledged Stock issued by it, (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property, Pledged Notes, and Pledged Stock issued by it and (iv) it has registered or will register on its books and records the security interest granted under this Agreement in the Investment Property, Pledged Notes, and Pledged Stock issued by it and will comply with instructions originated by the Administrative Agent with respect to such Investment Property, Pledged Notes, and Pledged Stock without further consent by the Grantor of such security interest.

5.8. Receivables.

(a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable that is part of the Collateral, (ii) compromise or settle any such Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any such Receivable or (v) amend, supplement or modify any such Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables that are part of the Collateral.

5.9. Intercompany Notes. The payment obligations of each maker of each Intercompany Note payable to such Grantor are and shall be subordinated in right of payment to the Obligations of such maker, whether as a Borrower or as a Guarantor. While any Event of Default exists, such Grantor shall hold in trust and pay over any payments received by it on each Intercompany Note to the Administrative Agent.

5.10. Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) except as determined in such Grantor’s reasonable business judgment, continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for itself and for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public unless deemed prudent in the reasonable judgment of the Grantor.

(c) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(d) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f) Unless otherwise deemed prudent in the reasonable business judgment of such Grantor, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(h) The provisions of this Section 5.9 shall only apply to Intellectual Property that is part of the Collateral.

6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) During the continuance of any Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall furnish to the Administrative Agent reports (from Persons and in a form reasonably satisfactory to the Administrative Agent) showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

(d) The provisions of this Section 6.1 shall only apply to Receivables that are part of the Collateral.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) The provisions of this Section 6.2 shall only apply to Receivables that are part of the Collateral.

6.3. Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property or Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property, Pledged Notes, or Pledged Stock and, to the extent permitted under applicable Law, make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property, Pledged Notes, and Pledged Stock, other than the FH Shares, shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property, Pledged Notes, or Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property, Pledged Notes, and Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, Pledged Notes, or Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Investment Property, Pledged Notes, or Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs, to the extent permitted under applicable Law, each Issuer of any Investment Property, Pledged Note, or Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby and/or the Dutch Deed of Pledge, pay any dividends or other payments with respect to the Investment Property, Pledged Notes, and Pledged Stock directly to the Administrative Agent.

6.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and, in the case of Furmanite Offshore, for the Parallel Debt Obligations, and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, to the extent permitted under applicable Law, apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the order set forth in Section 8.03 of the Credit Agreement.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may, to the extent permitted under applicable Law, exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations and, in the case of Furmanite Offshore, to the Parallel Debt Obligations, all rights and remedies of a secured party under the Texas UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral other than the FH Shares (remedies in respect of which shall be governed by the Dutch Deed of Pledge and the applicable laws of the Netherlands), or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall, to the extent permitted under applicable Law, have the right upon any such public sale or sales, and upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, the foregoing to the extent permitted under applicable Law. The Administrative Agent shall, to the extent permitted under applicable Law, apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Texas UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted under applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7. Registration Rights.

(a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may, to the extent permitted under applicable Law, be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its diligent commercial efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract subject to this Agreement or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any such Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property subject to this Agreement, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; provided that there shall be a separate filing with the United States Patent and Trademark Office as to each application for a Patent, as opposed to a filing that describes more than one application for a Patent;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Patent or Trademark subject to this Agreement (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Texas UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof. Notwithstanding the foregoing, that there shall be a separate filing with the United States Patent and Trademark Office as to each application for a Patent, as opposed to a filing that describes more than one application for a Patent.

7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7. Conflict with Dutch Deed of Pledge. In the event of any inconsistency between the provisions of this Agreement, the Credit Agreement and/or any other Loan Document on the one hand and the Dutch Deed of Pledge on the other hand, the Dutch Deed of Pledge will prevail to the extent that such provisions deal with the FH Shares.

8.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

8.13. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.14. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.15. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.16. Releases.

(a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Lender Swap Contracts or Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Grantor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Grantor in the Agreement Currency, such Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Grantor (or to any other Person who may be entitled thereto under applicable law)

8.19. Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

FURMANITE WORLDWIDE, INC.
By:	/s/ Miguel A. Desdin—

Name: Miguel A. Desdin Title: Senior Vice President

FURMANITE INTERNATIONAL FINANCE LIMITED

Acting by:		In the presence of:
/s/ Miguel A. Desdin—		/s/ Holly J. McCool

Name:Miguel A. Desdin		Name:	Holly J. McCool
Title: Director		Title:	Assistant Treasurer
FURMANITE LIMITED
Acting by:		In the presence of:
/s/ Miguel A. Desdin—		/s/ Holly J. McCool

Name:Miguel A. Desdin		Name:	Holly J. McCool
Title: Director		Title:	Assistant Treasurer
FURMANITE OFFSHORE SERVICES, INC.
By:	/s/ Miguel A. Desdin—

Name: Miguel A. Desdin Title: Senior Vice President

FURMANITE AMERICA, INC.
By:	/s/ Miguel A. Desdin—

Name: Miguel A. Desdin Title: Senior Vice President

FURMANITE US GSG LLC
By:	Furmanite America, Inc., its sole member
	By:	/s/ Miguel A. Desdin—

Name: Miguel A. Desdin Title: Senior Vice President

FURMANITE HOLDING B.V.

/s/ Miguel A. Desdin—

Name:	Miguel A. Desdin

Title: Director

FURMANITE 1986
Acting by:	In the presence of:
/s/ Miguel A. Desdin—	/s/ Holly J. McCool

Name:Miguel A. Desdin Title: Director	Name: Title:	Holly J. McCool Assistant Treasurer
FURMANITE GSG LIMITED
Acting by:	In the presence of:
/s/ Miguel A. Desdin—	/s/ Holly J. McCool

Name:Miguel A. Desdin Title: Director	Name: Title:	Holly J. McCool Assistant Treasurer
FURMANITE INTERNATIONAL LIMITED
Acting by:	In the presence of:
/s/ Miguel A. Desdin—	/s/ Holly J. McCool

Name:Miguel A. Desdin Title: Director	Name: Title:	Holly J. McCool Assistant Treasurer

FURMANITE AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (cwlth) by authority of its director:

By:	/s/ Miguel A. Desdin—

	Name:	Miguel A. Desdin

Title: Director

FURMANITE MALAYSIA LLC
By:	Furmanite Holding B.V., its sole member

/s/ Miguel A. Desdin—

Name:	Miguel A. Desdin

Title: Director

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthony W. Kell

Name: Anthony W. Kell Title: Assistant Vice President

Schedule 1

NOTICE ADDRESSES OF GRANTORS

Grantor	Notice Address
1. Furmanite Worldwide, Inc.	2435 N. Central Expressway, Suite 700 Richardson, Texas 75080
2. Furmanite International Finance Limited	Furman House Shap Road Kendal Cumbria LA9 6RU
3. Furmanite Limited	Furman House Shap Road Kendal Cumbria LA9 6RU
4. Furmanite Offshore Services, Inc.	2435 N. Central Expressway, Suite 700 Richardson, Texas 75080
5. Furmanite America, Inc.	2435 N. Central Expressway, Suite 700 Richardson, Texas 75080
6. Furmanite US GSG LLC	2435 N. Central Expressway, Suite 700 Richardson, Texas 75080
7. Furmanite Holding B.V.	P.O. Box 107 – 3220 AC Hellevoetsluis Van Leeuwenhoekweg 6 – 3225 LX Hellevoetsluis The Netherlands
8. Furmanite 1986	Furman House Shap Road Kendal Cumbria LA9 6RU
9. Furmanite GSG Limited	Furman House Shap Road Kendal Cumbria LA9 6RU

10. Furmanite International Limited	Furman House Shap Road Kendal Cumbria LA9 6RU
11. Furmanite Australia Pty Ltd	4 Gateway Court Port Melbourne, Victoria 3207 Australia
12. Furmanite Malaysia LLC	2435 N. Central Expressway, Suite 700 Richardson, Texas 75080

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

				Stock Certificate
	Issuer	Class of Stock	Holder	No.	No. of Shares
1.	Furmanite Offshore Services, Inc.	Common Stock	Furmanite Worldwide, Inc.	2	1,000

2.	Furmanite America, Inc.	Common Stock	Furmanite Worldwide, Inc.	28	33,861

3.	Furmanite Holding B.V.	Common Stock	Furmanite Offshore Services, Inc.	N/A	142

4.	Furmanite International Finance Limited	Common Stock	Furmanite Worldwide, Inc.	1	1,000

5.	Furmanite Australia Pty Ltd	Common Stock	Furmanite Holding B.V.	10	4,689,046

6.	Furmanite Limited	Common Stock	Furmanite Holding B.V.	16	10,424,447

7.	Furmanite GSG Limited	Common Stock	Furmanite 1986	741	2,994,546

8.	Furmanite 1986	Common Stock	Furmanite Limited	741	2,999,546

9.	Furmanite International Limited	Common Stock	Furmanite 1986	1	732,670

LLC Interests:

	Issuer	Holder	Ownership Percentage
1.	Furmanite US GSG LLC	Furmanite America, Inc.	100%

2.	Furmanite Malaysia LLC	Furmanite Holding B.V.	100%

Pledged Notes:

That certain Subordinated Unsecured Revolving Intercompany Note, dated as of July 31, 2009, executed by the Company and certain of its Subsidiaries as Borrowers and Lenders.

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings

Debtor	Filing Office
Furmanite Worldwide, Inc.	Delaware
Furmanite International Finance Limited	District of Columbia
Furmanite Limited	District of Columbia
Furmanite Offshore Services, Inc.	Delaware
Furmanite America, Inc.	Virginia
Furmanite US GSG LLC	Delaware
Furmanite Holding B.V.	District of Columbia
Furmanite 1986	District of Columbia
Furmanite GSG Limited	District of Columbia
Furmanite Australia Pty Ltd	District of Columbia
Furmanite Malaysia LLC	Delaware
Furmanite International Limited	District of Columbia

Patent and Trademark Filings

Debtor	Filing Office
Furmanite Worldwide, Inc.	United States Patent and Trademark Office

Actions with respect to Pledged Stock and Notes

Delivery of stock certificates and to the extent requested by Administrative Agent, notation of such Liens on the books and records of the Issuer.

Other Actions

Actions required to perfect such Liens under the applicable laws of Australia, the United Kingdom or the Netherlands.

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE

	Jurisdiction of	Chief Executive
Debtor	Organization	Office	Entity ID
1. Furmanite Worldwide, Inc.	Delaware	2435 N. Central Expy, Suite 700 Richardson, TX 75080	2258126
2. Furmanite International Finance Limited	UK	Furman House Shap Road Kendal Cumbria LA9 6RU	05764823
3. Furmanite Limited	UK	Furman House Shap Road Kendal Cumbria LA9 6RU	02530049
4. Furmanite Offshore Services, Inc.	Delaware	2435 N. Central Expy, Suite 700 Richardson, TX 75080	2763052
5. Furmanite America, Inc.	Virginia	2435 N. Central Expy, Suite 700 Richardson, TX 75080	0140598
6. Furmanite US GSG LLC	Delaware	2435 N. Central Expy, Suite 700 Richardson, TX 75080	4061543
7. Furmanite Holding B.V.	Netherlands	P.O. Box 107 – 3220 AC Hellevoetsluis /Van Leeuwenhoekweg 6 – 3225 LX Hellevoetsluis /The Netherlands	24177854
8. Furmanite 1986	UK	Furman House Shap Road Kendal Cumbria LA9 6RU	02004499
9. Furmanite GSG Limited	UK	Furman House Shap Road Kendal Cumbria LA9 6RU	05655073
10. Furmanite International Limited	UK	Furman House Shap Road Kendal Cumbria LA9 6RU	00238721
12. Furmanite Australia Pty Ltd	Australia	4 Gateway Court Port Melbourne, Victoria 3207 Australia	ABN 58 078 420 112
13. Furmanite Malaysia LLC	Delaware	2435 N. Central Expy, Suite 700 Richardson, TX 75080	3317477

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT
Australia

Entity	Address
Furmanite Australia Pty Ltd	4 Gateway Court Port Melbourne, VIC 3207

19 Gibbs Street Wynnum, QLD 4178

9 Cotton Street Gladstone, QLD 4680

2/309 Mermaid Road Burrup Penninsula, WA 6713

115 Alexanders Road Morwell, VIC 3840

5/1-5 Industrial Road Unanderra, NSW 2526

8/114 Gilba Road Girraween, NSW 2145

29 Rollings Crescent Kwinana, WA 6167

507 Cross Keys Rd Cavan, SA 5094

United Kingdom

Entity	Address
Furmanite International Limited Furmanite Limited Furmanite 1986 Furmanite GSG Limited Furmanite International Limited	Furman House Shap Road Kendal, Cumbria LA9 6RU

Bay 3 Kendal, Cumbria LA9 6RU

Parkhill Road Kingstown Industrial Estate Carlisle, Cumbria CA3 0EX

Thompson House, Thompson St, Thompson Close Whittington Moor Chesterfield, Derbyshire S41 9AZ

D16 Wellheads Industrial Centre Wellheads Crescent Dyce, Aberdeen AB21 7GA

P.O. Box 30 Bo’ness Road Grangemouth FK 3 9XQ

Worldwide Way Kiln Lane Industrial Estate Stallingbrough, Grimsby North East Lincolnshire DN41 8DY

Owens Road Skippers Lane Industrial Estate South Bank, Middlesbrough Cleveland TS6 6HE

Sunningdale House Sunnigndale Road South Park Industrial Estate Scunthorpe, Lincolnshire DN16 3RN

10 Dunlop Way Queensway Industrial Estate Scunthrope, Lincolnshire DN16 3RN

7 Colville Court Winwick Quay Warrington, Cheshire WA2 8 QT

PO Box 137 The Wilton International Site Wilton, Redcar TS10 4YB

United States

Entity	Address
Furmanite America, Inc. Furmanite Offshore Services, Inc. Furmanite America, Inc. Furmanite US GSG LLC Furmanite Malaysia LLC	123 Park Drive Saraland, AL 36571

410 South College, Unit H El Dorado, AR 71730

3000 Bayshore Road Benicia, CA 94510

19700 Magellan Drive Torrance, CA 90502

850 East 73rd Avenue Unit 9 Denver, CO 80229

408 Woodmont Road Milford, CT 06460

4133 N. Canal Street Jacksonville, FL 32209

407 Old Mill Road Cartersville, GA 30120

91-220 Kalaeloa Blvd. Unit B Kapolei, HI 96707

10 Eisenhower Lane, North Lombard, IL 60148

1931 Northwind Parkway Hobart, IN 46342

524 Oil Hill Road El Dorado, KS 67042

2601 Grassland Drive Louisville, KY 40299

200 Woodland Drive LaPlace, LA 70068

215 N. Beglis Pkwy Sulphur, LA 70663

460 Spiral Blvd Unit #3 Hastings, MN 55033

1224 Forest Pkwy, Suite #120 Paulsboro, NJ 08066

2461 Iorio St. Union, NJ 07083

1200 Atando Avenue , Suite A Charlotte, NC 28206

2271 N. Moraine Dr Dayton, OH 45439

9740 S. 219th East Ave. Broken Arrow, OK 74014

1200 N. 43rd Street East Muskogee, OK 74403

711 Parkway View Drive Pittsburgh, PA 15205

705 Langham Drive, Suite K Beaumont, TX 77707

2310 Joyce Drive Corpus Christi, TX 78417

6330 Dixie Drive Houston, TX 77087

101 Old Underwood Rd , Unit E LaPorte, TX 77571

2435 North Central Express Way Suite 700/800 Richardson, TX 75080

3782 West 2340 South, Suite C West Valley City, UT 84120

1447 W. 27th Street Norfolk, VA 23508

8045 Leesburg Pike, Suite 400 Vienna, VA 22182

7820 South 196th St, Bldg. #4 Kent, WA 98032

170 Lost Pavement Rd Parkersburg, WV 26101

Schedule 6

PATENTS AND PATENT APPLICATIONS

Reg. No.	Country	Description
45901/02	Australia	Damping of conductor tubes

1308043	Canada	Leak sealing-packing seals for leak sealing clamps suitable for on-line leak sealing

2434109	Canada	Damping of conductor tubes

2085244	Canada	Leak sealing

0600344	Germany	Sealing pipe and flanged joints

0600345	Germany	Leak sealing

0493020	International	Machining apparatus provided with tool-position adjustment means

GB1990/01824	International	Hydraulic joint testing

193673	Netherlands	Hydraulic joint testing (ESDV)

194014	Netherlands	Mechanical stop AWR AP 2866

194512	Netherlands	Valve cap assembly (ESDV)

9022044	Netherlands	Hydraulic joint testing

9002608	Netherlands	Improvements in or relating to mechanical clamps

9100106	Netherlands	Valve cap assembly

172762	Norway	Valve housing, AWR AP2866

20022768	Norway	Damping of conductor tubes

304561	Norway	Mechanical Stop AWR AP 2866

304565	Norway	Hydraulic joint test (ESDV)

2238970	UK	Machining apparatus

1369125	UK	Silk and design 7

2238593	UK	Improvements in or relating to mechanical clamps

2238620	UK	Joint tester

2240834	UK	AWR AP2866

2262900	UK	Shaft machining

2377479	UK	Damping of conductor tubes

6,739,926	USA	Damping of conductor tubes

RE35116	USA	Method & apparatus to facilitate the injection of sealant into a pressurized fluid member

5,062,439	USA	Method & apparatus to facilitate the injection of sealant into a pressurized fluid member

6,244,138	USA	torque reaction device

5,558,265	USA	friction welding apparatus

6,296,006	USA	System & method for sealing leaks in vessels

5,735,447	USA	friction welding apparatus

5,183,365	USA	boring and surfacing machine

5,044,844	USA	Machining apparatus

TRADEMARKS

Registration -	Trademark #	Country	Description/Class
application
039050	052472	Algeria	Furmanite 1, 8

2090904	1692575	Argentina	Furmanite 11

2090903	1692574	Argentina	Furmanite 17, 37

2090902	1692573	Argentina	Trevitest 37

2090901	1692572	Argentina	Trevitest 9

	1272685	Australia	IPSCO

962034	632034	Australia	SMARTSHIM 37, 42

	086871	Austria	Furmanite 1,8,17

	4150	Bahrain	Furmanite 17

4750791		Benelux	IPSCO

	0547168	Benelux	Trevitest 7, 9, 37, 42

	0304596	Benelux	Furmanite 1, 8

	200898	Benelux	IPSCO

	76/3615	Bophuthatswana	Furmanite 1

899192	TMA572289	Canada	Torque Tamer

1342053		Canada	Furmanite

815699	851699	Chile	Furmanite 17

851700	851700	Chile	Furmanite 35, 37

6435390	ZC6435390SL	China	Furmanite 6

appl #6435381		China	Trevitest 42

appl #6435382		China	Trevitest 37

appl #6435383		China	Trevitest 9

appl #6435384		China	Trevitest 7

appl #6435385		China	Furmanite 42

appl #6435386		China	Furmanite 37

appl #6435387		China	Furmanite 17

appl #6435388		China	Furmanite 9

appl #6435389		China	Furmanite 7

appl#6435397		China	SmartSHIM 42

appl #6435398		China	SmartSHIM 37

168917	168917	Czech Republic	Furmanite 1, 17

168436	168436	Czech Republic	Trevitest 9

2282/77	2282/77	Denmark	Furmanite

052481	052481	Egypt	Furmanite 1

32342	000032342	European Union	Furmanite 1, 8, 17, 37

32334	000032334	European Union	Silk

32326	000032326	European Union	Trevitest7, 9, 37, 72

32359	000032359	European Union	Furmatec 7,8,9,42

E5271119	005271119	European Union	Furmasteel

005271093	005271093	European Union	Furmanite 6,7,9,17,19,42

74030	74030	Finland	Furmanite 1

T200900312	245951	Finland	IPSCO

1364813	1364813	France	Furmanite 1

09/3647076	not issued	France	IPSCO

1047952	1047952	Germany	Furmanite word + design 37, 42

908748	908748	Germany	Furmanite 07, 17

57762	57762	Greece	Furmanite 1

19771819	1819/77	Hong Kong	Furmanite 1

351981	351981	India	Furmanite 17

351982	351982	India	Furmanite 8

418090	IDM000153301	Indonesia	Furmanite 1

IDM000075937		Indonesia	FURMAJET class 9

IDM000075654		Indonesia	FurmaJet

WO0012266		International	Furmanite 1

46354	46354	Iran	Furmanite 1

22673	22673	Iraq	Furmanite (with Arabic)

330949	733935	Italy	Furmanite 1

applied		Italy	Furmanite 1

1430137	1430137	Japan	Furmanite 1

4325436	4325436	Japan	Trevitest 9

4239720	4239720	Japan	Trevitest 42

2006-097914		Japan	Furmanite

2006-097915		Japan	Furmanite Logo

2006-097916		Japan	Furmanite in Katakana

8820	8820	Kuwait	Furmanite 1

86/02550	86002550	Malaysia	Furmanite 1

206762	206762	Mexico	Furmanite 37

297893	297893	New Zealand	Furmanite 1

101699		Norway	Furmanite 1

222969		Norway	SmartShim

249755	249755	Norway	IPSCO

51755	51755	Philippines	Furmanite 8,17

445199	not issued	Portugal	IPSCO

2356	2356	Qatar	Furmanite 1,8,17

76/5405	76/5405	S Africa	Furmanite 1

76/3615	76/3615	S Africa	Furmanite 37

80/8234	80/8234	S Africa	Furmanite 1,2,3,4,5,16,19

35236	35236	S Korea	Furmanite 105

234337	234337	S Korea	Furmanite 10

79/74	79/74	Saudi Arabia	Furmanite 1

69851	T7669851H	Singapore	Furmanite 1

168917	168917	Czech/Slovak Republic	Furmanite 1,17

168436	168436	Czech/Slovak Republic	Trevitest

35236	35236	South Korea	Furmanite 105

M2862746	not issued	Spain	IPSCO

196198	196198	Sweden	Trevitest

289443	289443	Switzerland	Trevitest 7,9

92711	92711	Taiwan	Furmanite 1

76/3615	76/3615	Transkei	Furmanite 1

96601	96601	Turkey	Furmanite 1

2430585	2430585	UK	FurmaSteel 6,9,17,19,42

1369125	1369125	UK	Silk

631344	631344	UK	Furmanite 17

631410	631410	UK	Furmanite 8

1227568		UK	Furmatec 6,7

2012711	2012711	UK	Furmatec 6,7

2142212	2142212	UK	Furmajet 9,17

2322712	2322712	UK	SmartShim 37 42

2430597	2430597	UK	Furmanite 6,7,9,17,19,42

2430585	2430585	UK	FurmaSteel

2508650	2508650	UK	IPSCO

2283194	2283194	USA	PWR.SEAL TECHNOLOGY

1,080,023	1080023	USA	Furmanite 37

78/282,842	3382686	USA	SmartShim

2,448,122	2448122	USA	Torque Tamer 7

1,416,446	1416446	USA	Trevitest 9

2304574	3285237	USA	INVATEC

5183365	5183365	USA	SILK

6,739,926		USA	Xtria 35, 37, 38, 41, 42

2,838,947		USA	Xanser 35,36,37,38,41,42

96020267	96020267	Venezuela	Furmanite 1

Annex 1 to
Guaranty and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of       , 200      , made by      (the “Additional Grantor”), in favor of BANK OF AMERICA, N.A.,, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, FURMANITE WORLDWIDE, INC. (the “Company”), certain Subsidiaries of the Company (each a “Designated Borrower” and, together with the Company, the “Borrowers”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of July 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guaranty and Collateral Agreement, dated as of July 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guaranty and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6